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                                SECOND AMENDMENT
                                       TO
                                      LEASE

         AMENDMENT made as of this 9th day of November, 1998 by and between THE 1010 COMPANY ("Owner"), a New York Limited Partnership, having an office c/o Schmergel Enterprises Corp. 1010 Northern Boulevard, Great Neck, New York and NAM CORPORATION ("Tenant")a Delaware Corporation, having an address at 1010 Northern Boulevard, Great Neck, New York.

BACKGROUND

         Owner and Tenant are parties to a certain lease dated September 13, 1995 and letter agreement amending the lease dated October 16, 1995 (the "First Amendment to Lease"). The lease as so amended by such prior amendment and this Second Amendment to Lease is hereinafter referred to as the "Lease". Pursuant to the Lease Tenant is leasing 4,800 rentable square feet of space (the "Existing Premises") on the third floor in the building known as 1010 Northern Boulevard, Great Neck, New York (the "Building"). Pursuant to Article 69 of the Lease, Tenant has exercised its option to lease additional space on the third floor of the Building consisting of 1,530 rentable square feet of space (the "Additional Space"), as more particularly described on Exhibit A attached hereto. Owner and Tenant desire to amend the Lease to reflect, among other things, the addition of the Additional Space to the Existing Premises and the modifications to the Lease which are related thereto.

AGREEMENT

         For and in consideration of the premises and other mutual covenants herein contained, Owner and Tenant hereby covenant and agree as follows:

         Section 1. The term of the Lease as set forth in the "Witnesseth" paragraph on the first page of the printed portion of the Lease is extended to the last day of the month (the "Revised Termination Date") which is five (5) years after the Additional Space Commencement Date (as defined in Section 5 hereof).

         Section 2. Effective on the Additional Space Commencement Date and continuing until the Revised Termination Date, the Lease shall be amended as follows:


                  (A) The term Premises as set forth in the "Witnesseth" paragraph on the first page of the printed portion of the Lease shall be amended to include the Existing Premises and the Additional Space.


                  (B) The annual rental rate set forth in the "Witnesseth" paragraph on the first page of the printed portion of the Lease shall be as follows:

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                            (i)     $175,372.68 ($27.705/s.f.) payable in equal
                                    monthly installments of $14,614.39 for the period commencing on the Additional Space Commencement Date and ending on October 31, 1999. Notwithstanding the foregoing, provided Tenant is not in default beyond applicable grace periods, the monthly rent (exclusive of the Electric Charge pursuant to Article 38 of the Lease and the Tax Payment pursuant to Article 41 of the Lease) for the month of April 1999, shall be abated.

                           (ii)     $182,398.92 ($28.815/s.f.) payable in equal
                                    monthly installments of $15,199.91 for the period commencing on November 1, 1999 and ending on October 31, 2000. Notwithstanding the foregoing, provided Tenant is not in default beyond applicable grace periods, the monthly rent (exclusive of the Electric Charge pursuant to Article 38 of the Lease and the Tax Payment pursuant to Article 41 of the Lease) for the month of April 2000, shall be abated.

                           (iii)    $170,530.20 ($26.94/s.f.) payable in equal
                                    monthly installments of $14,210.85 for the period commencing on November 1, 2000 and ending on October 31, 2001.

                           (iv)     $173,948.40 ($27.48/s.f.) payable in equal
                                    monthly installments of $14,495.70 for the period commencing on November 1, 2001 and ending on October 31, 2002.

                           (v)      $177,429.96 ($28.03/s.f.) payable in equal
                                    monthly installments of $14,785.83 for the period commencing on November 1, 2002 and ending on October 31, 2003.

                           (vi)     $180,974.76 ($28.59/s.f.) payable in equal
                                    monthly installments of $15,081.23 for the period commencing on November 1, 2003 and ending on the Revised Termination Date.

                  (C) For the purposes of subparagraph (1) of Paragraph B of Article 40, the Premises shall be deemed to contain a floor area of 6,330 square feet.

                  (D) "Tenant's Share" as set forth in subparagraph (1) of Paragraph B of Article 40 shall be increased from .0311 to .0410.


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         Section 3. The Security as set forth in Article 34 of the Lease shall be increased from $19,704.00 to $26,768.78 by Tenant depositing with Owner the sum of $7,064.78 upon the Additional Space Commencement Date.

         Section 4. A. Owner agrees to perform the work (the "Initial Installations") in the Premises shown on the construction drawings A-1 and A-2, prepared by Owner's architect, Onmitech, dated October 7, 1998 as revised October 15, 1998.

         The total cost (including all permits and fees)of the Initial Installations is $41,844.00 to which Owner shall apply a credit of $19,651 and Tenant shall pay the balance in the amount of $22,193.00 as follows: $10,000.00 upon the execution of this Agreement; $10,000.00 upon Substantial Completion of the Initial Installations; and $2,193.00 upon final completion of the Initial Installations (including all punchlist items).

         Section 5. The term "Additional Space Commencement Date" shall mean a date after the date hereof which is the later of: (i) November 15, 1998 or (ii) the date on which the Initial Installations in the Premises have been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Premises or the conduct of normal business therein. Following the Additional Space Commencement Date Owner and Tenant shall execute and deliver to each other copies of a document which states the Additional Space Commencement Date and the Revised Termination Date.

         Section 6. This agreement shall not be binding on Owner unless and until it is executed and delivered to Tenant by Owner.

         Section 7. To the extent that any capitalized terms not defined in this Amendment are defined in the Lease, the definition in the Lease shall govern herein.


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         Section 8. Except as modified herein, the Additional Space, is let to
Tenant upon the terms and conditions contained in the Lease.

         Section 9. Except as herein modified, the Lease remains in full force and effect in accordance with its terms.


THE 1010 COMPANY
By: 1010, LLC



By:  ______________________________________________________
     F. William Schmergel, Managing Member




NAM CORPORATION



By:  _______________________________________________________
     Name: Patricia Giuliani-Rheaume
     Title: Vice President & Chief Financial Officer